Exhibit 99.1

Independent Auditor’s Report

To the Board of Trustees of

Physicians Realty Trust

We have audited the accompanying Statement of Revenues and Certain Direct Operating Expenses of Crescent City Surgical Centre Facility, LLC at Metairie, Louisiana (“the Crescent City Property”) for the year ended December 31, 2012, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statement of Revenues and Certain Direct Operating Expenses based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Direct Operating Expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement of Revenues and Certain Direct Operating Expenses.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement of Revenues and Certain Direct Operating Expenses, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement of Revenues and Certain Direct Operating Expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Direct Operating Expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement of Revenues and Certain Direct Operating Expenses referred to above present fairly, in all material respects, the revenue and certain direct operating expenses described in Note 1 to the financial statement of the Crescent City Property for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Basis of Accounting

As described in Note 1, the Statement of Revenues and Certain Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Physicians Realty Trust, and is not intended to be a complete presentation of the Crescent City Property’s revenues and expenses.  Our opinion is not modified with respect to that matter.

/s/ Plante & Moran, PLLC
Chicago, Illinois
October 31, 2013

Crescent City Property

Statement of Revenue and Certain Direct Operating Expenses

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
	(unaudited)
Revenues
Rental revenue	$1,048,390	$2,104,280
Tenant reimbursements	90,000	180,000
Total revenues	1,138,390	2,284,280

Operating expenses	90,000	180,000
Revenues in excess of operating expenses	$1,048,390	$2,104,280

(See accompanying notes to financial statement)

1.                                Business

All the members of Crescent City Surgical Centre Facility, LLC, or the Seller, owned Crescent City Surgical Centre Facility, LLC, an entity that owned the property located in Metairie, Louisiana, or the Crescent City Property, and entered into a membership contribution agreement, pursuant to which the Crescent City Property was acquired by a subsidiary of Physicians Realty Trust, or the Purchaser. The Crescent City Property is leased to Crescent City Surgical Centre Operating Company, LLC or the Tenant, under an absolute triple net lease. The property is a 20-licensed bed, specialty hospital. The Purchaser purchased the Crescent City Property on September 30, 2013, and assumed all management and ownership responsibilities. The Tenant is also owned by the Sellers.

The accompanying statement of revenues and certain direct operating expenses have been prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the periods presented as revenues and certain direct operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Crescent City Property, have been excluded. Such items include depreciation, amortization, management fees, interest expense, amortization of above and below market leases and income taxes.

2.                                Summary of Significant Accounting Policies

Use of Estimates - Preparation of these financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statements and related notes. Actual results could differ from those estimates.

Revenue Recognition - The Tenant lease is accounted for as an operating lease. Rental revenue is recognized on a monthly basis and rent is adjusted every thirty-six months of the lease term to reflect any change in the Consumer Price Index — All Urban Consumers, U.S. All Items.

Reimbursement from Tenant - Tenant recoveries related to reimbursement of certain land lease expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Crescent City Property is the primary obligor and bears the associated credit risk. The Tenant is responsible for and directly pays all other operating expenses related to the Crescent City Property.

3.                                Leases

On July 30, 2010, the seller entered into a non-cancellable operating lease, or the Lease, with the Tenant to occupy the Crescent City Property.  The lease required base monthly payments of $173,065, which is adjusted every thirty-six months of the lease term to reflect any change in the Consumer Price Index. The lease expires on July 30, 2060, and the Tenant has the option to extend the term for two, separate consecutive renewal periods of 50 years each.

On July 30, 2010, the seller entered into a non-cancellable operating land lease, or the Land Lease, with an affiliate of the Tenant to rent the land of the Crescent City Property. Crescent City Property subleased the land to the Tenant under identical terms of the original lease. This land lease expense and corresponding Tenant reimbursement is reflected in the statement of revenue and certain direct operating expenses. The land lease required base monthly payments of $15,000, which is adjusted every thirty-six months of the lease term to reflect any change in the Consumer Price Index. The land lease expires on July 30, 2060, and the Tenant has the option to extend the term for two, separate consecutive renewal periods of 50 years each.

On September 30, 2013 the lease was amended, requiring monthly payments of $250,000 with annual increases of 3%. The lease expires on September 30, 2028 and the Tenant has the option to extend the term for one renewal period of five years.  The Purchaser assumed the lease on September 30, 2013, the date it acquired the Crescent City Property.

Future minimum rents under the amended lease dated September 30, 2013 are as follows:

Year	Amount

2013	$750,000
2014	3,022,500
2015	3,113,175
2016	3,206,570
2017	3,302,767
Thereafter	42,401,729

Total	$55,796,741

4.                                Subsequent Events

Subsequent events were evaluated through October 31, 2013, the date the financial statements were available to be issued.